EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77K:
  Changes to Registrant's Certifying Accountant

EXHIBIT C:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3
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EXHIBIT A:
Report of Independent Accountants

To the Board of Directors and Shareholders
             of Credit Suisse Opportunity Funds

In planning and performing our audit of the financial statements of Credit Suisse U.S. Government Money Fund, Credit Suisse Municipal Money Fund, Credit Suisse High Income Fund and Credit Suisse International Fund (formerly known as, respectively, DLJ U.S. Government Money Market Fund, DLJ Municipal Money Fund, DLJ High Income Fund and DLJ International Equity Fund) (funds constituting the Credit Suisse Opportunity Funds, formerly known as DLJ Opportunity Funds) (all funds collectively referred to as the Fund) for the year ended October 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Company is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of October 31, 2001.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
December 17, 2001





EXHIBIT B:
Exhibit 77(k)
  Changes in Registrant's Certifying Accountant
(1) On October 2, 2001, the Board of Trustees, and
Audit Committee thereof, of the Registrant approved replacing Ernst & Young LLP with PricewaterhouseCoopers LLP as the Registrant's independent auditors. Ernst & Young LLP, as certifying accountant, did not in the past two years issue an audit report that (i) contained an adverse opinion or a disclaimer of opinion, or (ii) was qualified or modified as to uncertainty, audit scope, or accounting principles. Also, during the past two years, the Registrant had no disagreements with Ernst & Young LLP regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure.



[LETTER]
December 31, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 77K of Form N-SAR for Credit Suisse
Opportunity Funds (formerly DLJ Opportunity Funds) on behalf of Credit Suisse International Fund (formerly DLJ
International Equity Fund), Credit Suisse High Income
Fund (formerly DLJ High Income Fund), Credit Suisse
Municipal Money Fund (formerly DLJ Municipal Money Fund), and Credit Suisse US Government Money Fund (formerly DLJ
US Government Money Fund), and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in the above-referenced filing.

Very truly yours,

Ernst & Young LLP



EXHIBIT C:
Credit Suisse Funds
10-F3 Transactions
For the Period of May 1, 2001 through October 31, 2001

FUND NAME: Credit Suisse Opportunity Funds
PORTFOLIO NAME:  Credit Suisse High Income Fund

INFORMATION WILL BE DISPLAYED IN THE FOLLOWING ORDER:

OFFERING
DATE
BROKER
PRICE
PAR/ SHARES
% OF OFFERING
% OF ASSETS
SYNDICATE MEMBER


(1)
Hayes Lemmerz Intl Inc 144 A
6/14/01
CIBC World Markets Corp
99.54
200
0.65
1.58
CS First Boston

(2)
Salem Com Holding Snr Sub 144 A
6/20/01
Deutsche Banc Alex Brown
100
200
0.13
1.6
CS First Boston

(3)
Michaels Stores Inc 144 A
6/20/01
Merrill Lynch
100
200
0.1
1.5
CS First Boston

(4)
Equistar Chemical Funding 144 A
8/16/01
Chase Manhattan/JP Morgan
100
100
0.02
0.7
CS First Boston